Exhibit 99.3

Assignment Agreement	EXECUTION COPY

ASSIGNMENT AGREEMENT

NOTE:  Information in this document marked with an “[*]” has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

This Assignment Agreement (“Assignment Agreement”) is made and entered into on May 28, 2003 (the “Execution Date”) and is effective as of February 21, 2003 (the “Effective Date”) by and between Ciphergen Biosystems, Inc. (“CBI”), IllumeSys Pacific, Inc. (“IllumeSys”), and Ciphergen Technologies, Inc. (“CTI”), (collectively referred to herein as “Ciphergen”) on the one hand, and Molecular Analytical Systems, Inc. (“MAS”), LumiCyte, Inc. (“LumiCyte”), and T. William Hutchens (“Hutchens”), on the other.  Ciphergen, MAS, LumiCyte, and Hutchens are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties are settling and releasing certain claims and making certain covenants all as set forth in detail in that certain Settlement Agreement among the Parties effective as of even date herewith (the “Settlement Agreement”); and

WHEREAS, concurrently and in connection with the execution of the Settlement Agreement, the Parties are executing this Assignment Agreement, and MAS and CBI are executing a certain Exclusive License Agreement and LumiCyte and CBI are executing a certain Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.              DEFINITIONS

As used in this Assignment Agreement, except where the context otherwise dictates, the following capitalized terms shall have the following meanings:

1.1                                 “Affiliate” shall mean any person, corporation, association or other entity that directly or indirectly controls, is controlled by or is under common control with a Party, but only so long as such control exists.  As used in this definition, the term “control” shall mean direct or indirect beneficial ownership of more than 50% of the voting or income interest in such corporation or other business entity.

1.2                                 “Assigned Technology” shall mean any inventions, know-how, information, processes, formulae, patterns, compilations, programs, devices, methods, techniques, compounds, products, data preparations, and usage information or materials and sources thereof, whether or not patentable, which have been developed or otherwise acquired as of the Effective Date, the practice of which would infringe the Baylor Patent Rights.

1.3                                 “Baylor” shall mean the Baylor College of Medicine, a Texas non-profit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030.

1.4                                 “Baylor Agreement” shall mean that certain Technology Transfer Agreement dated September 14, 1993, between MAS and Baylor.

1.5                                 “Baylor Patent Rights” shall mean all U.S. patents or patent applications (including but not limited to the Disclosure of Invention) listed on Schedule 1.2 of the Baylor Agreement and all divisions, reissues re-examinations, renewals, continuations, continuations in-part, extensions and patents issued thereon, and any and all other counterpart applications in any other countries and patents and inventor’s certificates, utility models and the like issuing therefrom.

1.6                                 “Baylor Technology” shall mean the Baylor Patent Rights together with related know-how, information, processes, formulae, patterns, compilations, programs, devices, methods, techniques, compounds, products, data, preparations and usage information or materials and sources thereof, whether or not patentable, in each case that relate to the Baylor Patent Rights and are included within desorption and ionization strategies for the analysis of analytes and molecules and (A) have been developed in a laboratory at Baylor that was under the direct supervision of Hutchens or Tai-Tung Yip (“Yip”) or (B) that otherwise have been developed by Hutchens or Yip prior to September 14, 1993.  The Baylor Technology includes, but is not limited to, biological, medical, mechanical, chemical, engineering and other scientific and practical information, drawings, specifications, notes, records, lab notebooks and other writings or compilations of information.

1.7                                 “CBI” shall mean Ciphergen Biosystems, Inc., a Delaware corporation.

1.8                                 “CTI” shall mean Ciphergen Technologies, Inc. (formerly ISP Acquisition Corporation), a California corporation and a wholly-owned subsidiary of CBI.

1.9                                 “CTI Agreement” shall mean that certain Technology Transfer Agreement between MAS and CTI dated April 7, 1997.

1.10                           “Exclusive License Agreement” shall mean that certain Exclusive License Agreement between MAS and CBI executed at the same time and effective as of even date herewith.

1.11                           “Hutchens” shall mean T. William Hutchens, an individual.

1.12                           “Hutchens Assigned Technology” shall have the meaning assigned in Section 3.1(c).

1.13                           “IllumeSys Agreement” shall mean that certain Technology Transfer Agreement between MAS and IllumeSys dated April 7, 1997.

1.14                           “Licensed MAS Technology” shall mean the MAS Technology licensed to CBI and its Affiliates pursuant to Section 2.2(a) of the Exclusive License Agreement and the MAS Technology licensed pursuant to the MAS Agreements (as amended and assigned pursuant to Sections 2.1 through 2.4 of this Assignment Agreement).

1.15                           “LumiCyte” shall mean LumiCyte, Inc., a California corporation.

1.15                           “LumiCyte Agreement” shall mean that certain Technology Transfer Agreement II between MAS and LumiCyte, Inc. dated February 29, 2000, as amended November 6, 2001.

1.16                           “LumiCyte Assigned Technology” shall have the meaning assigned in Section 3.1(a).

1.17                           “LumiGen” shall mean the predecessor name of LumiCyte.

1.18                           “LumiGen Agreement” shall mean that certain Technology Transfer Agreement between MAS and LumiGen Corporation dated September 1, 1999, as amended November 6, 2001.

1.19                           “MAS” shall mean Molecular Analytical Systems, Inc., a Texas corporation.

1.19                           “MAS Agreements” shall mean, collectively, the CTI Agreement, the IllumeSys Agreement, the LumiCyte Agreement and the LumiGen Agreement.

1.20                           “MAS Assigned Technology” shall have the meaning assigned in Section 3.1(b).

1.21                           “MAS Technology” shall mean all inventions, know-how, information, processes, formulae, patterns, compilations, programs, devices, methods, techniques, compounds, products, data, preparations and usage information or materials and sources thereof, whether or not patentable, which have been developed or otherwise acquired by MAS.  MAS Technology shall not include the Baylor Technology and Improvements.

1.22                           “Person” shall mean an individual, sole proprietorship, partnership, limited partnership, corporation, limited liability company, trust, unincorporated association, or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.23                           “Shimadzu Entities” shall mean Shimadzu Corporation or any assignee, affiliate, acquirer or successor in interest thereof.

1.24                           “Shimadzu-LumiCyte Agreements” shall mean that certain Marketing and Distribution Agreement and that certain Stock Purchase Agreement, both dated April 27, 2002 between Shimadzu Corporation and LumiCyte.

1.25                           “Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement between LumiCyte and CBI executed at the same time and effective as of even date herewith.

1.26                           “Third Party” shall mean any Person other than the Parties and their Affiliates.

2.                                      AMENDMENT AND ASSIGNMENT OF MAS AGREEMENTS

2.1         Amendment and Assignment of the LumiCyte Agreement.

(a)                                  MAS and LumiCyte hereby agree to modify and amend the LumiCyte Agreement effective as of the Effective Date by:  (i) deleting the following provisions in their entirety, Sections 2.2, 3.2, and 3.3, and Articles 4, 5, 6, 7, 9, 10 and 11; and (ii) incorporating the provisions of Sections 5.1 – 5.7, and Articles 6, 7, 8 and 9 of the Exclusive License Agreement by reference mutatis mutandis.  Except as otherwise provided in this Section 2.1, all other terms and conditions of the LumiCyte Agreement shall remain in effect.  The foregoing modification and amendment of the LumiCyte Agreement shall be deemed to be mutually agreed upon by and between MAS and LumiCyte.  MAS and LumiCyte each hereby waives all rights to notice of modification and amendment as may be otherwise provided under the LumiCyte Agreement or applicable laws.  As between MAS and LumiCyte, neither of MAS nor LumiCyte shall have any responsibility or liability to the other as a result of the foregoing modification and amendment.

(b)                                 LumiCyte hereby irrevocably and without reservation or limitation conveys, transfers and assigns to CBI, free of any claim, lien or other encumbrances of any nature whatsoever, all of LumiCyte’s right, title and interest in and to the LumiCyte Agreement (as modified and amended pursuant to Section 2.1(a)).  MAS hereby irrevocably consents to and acknowledges such assignment of the LumiCyte Agreement.

(c)                                  Notwithstanding the foregoing, LumiCyte and MAS hereby agree that their obligations to one another pursuant to Article 4 (with respect to any obligation accrued under Section 2.2 prior to the Effective Date), Section 5.1 (subject to the exemptions in Section 5.2), and Section 9.1 of the LumiCyte Agreement shall survive such assignment and transfer.

2.2                                 Amendment and Assignment of the LumiGen Agreement.

(a)                                  MAS and LumiCyte hereby agree to modify and amend the LumiGen Agreement effective as of the Effective Date by:  (i) deleting the following provisions in their entirety, Sections 2.2, 2.3, 2.4, 3.2, and 3.3, and Articles 4, 5, 6, 7, 9, 10 and 11; and (ii) incorporating the provisions of Sections 5.1 – 5.7 and Articles 6, 7, 8 and 9 of the Exclusive License Agreement by reference mutatis mutandis.  Except as otherwise provided in this Section 2.2, all other terms and conditions of the LumiGen Agreement shall remain in effect.  The foregoing modification and amendment of the LumiGen Agreement shall be deemed to be mutually agreed upon by and between MAS and LumiCyte.  MAS and LumiCyte each hereby waives all rights to notice of modification and amendment as may be otherwise provided under the LumiCyte Agreement or applicable laws.  As between MAS and LumiCyte, neither of MAS nor LumiCyte shall have any responsibility or liability to the other as a result of the foregoing modification and amendment.

(b)                                 LumiCyte hereby irrevocably and without reservation or limitation conveys, transfers and assigns to CBI, free of any claim, lien or other encumbrances of any nature whatsoever, all of LumiCyte’s right, title and interest in and to the LumiGen Agreement (as modified and amended pursuant to Section 2.2(a)).  MAS hereby irrevocably consents to and acknowledges such assignment of the LumiGen Agreement.

(c)                                  Notwithstanding the foregoing, LumiCyte and MAS hereby agree that their obligations to one another pursuant to Article 4 (with respect to any obligation accrued under Section 2.3 prior to the Effective Date), Section 5.1 (subject to the exemptions in Section 5.2), and Section 9.1 of the LumiGen Agreement shall survive such assignment and transfer.

2.3                                 Amendment of the CTI Agreement.  MAS and CTI hereby agree to modify and amend the CTI Agreement effective as of the Effective Date by:  (i) deleting the following provisions in their entirety, Sections 2.2, 3.3, 9.1, 9.2 and 9.3 and Articles 4, 5, 6, 7, 10 and 11; and (ii) incorporating the provisions of Sections 5.1 – 5.7 and Articles 6, 7, 8 and 9 of the Exclusive License Agreement by reference mutatis mutandis.  Except as otherwise provided in this Section 2.3, all other terms and conditions of the CTI Agreement shall remain in effect.  The foregoing modification and amendment of the CTI Agreement shall be deemed to be mutually agreed upon by and between MAS and CTI.  MAS and CTI each hereby waives all rights to notice of modification and amendment as may be otherwise provided under the CTI Agreement or applicable laws.  As between MAS and CTI, neither of MAS nor CTI shall have any responsibility or liability to the other as a result of the foregoing modification and amendment of the CTI Agreement.

2.4                                 Amendment of the IllumeSys Agreement.  MAS and IllumeSys hereby agree to modify and amend the IllumeSys Agreement effective as of the Effective Date by:  (i) deleting the following provisions in their entirety, Sections 2.2, 3.3, 9.1, 9.2 and 9.3 and Articles 4, 5, 6, 7, 10 and 11; and (ii) incorporating the provisions of Sections 5.1 – 5.7 and Articles 6, 7, 8 and 9 of the Exclusive License Agreement by reference mutatis mutandis.  Except as otherwise provided in this Section 2.4, all other terms and conditions of the IllumeSys Agreement shall remain in effect.  The foregoing modification and amendment of the IllumeSys Agreement shall be deemed to be mutually agreed upon by and between MAS and IllumSys.  MAS and IllumeSys each hereby waives all rights to notice of modification and amendment as may be otherwise provided under the IllumeSys Agreement or applicable laws.  As between MAS and IllumeSys, neither of MAS nor IllumeSys shall have any responsibility or liability to the other as a result of the foregoing modification and amendment of the IllumeSys Agreement.

3.                                      ASSIGNMENT AND CONVEYANCE OF CERTAIN SUBJECT MATTER

3.1                                 Assignment.

(a)                                  Subject to the terms and conditions of this Assignment Agreement, LumiCyte hereby irrevocably and without reservation or limitation assigns and conveys to CBI all right, title and interest in, under and to any and all Assigned Technology (including all patent, copyright and trade secret rights with respect thereto) owned by or under obligation of assignment to LumiCyte as of the Effective Date (the “LumiCyte Assigned Technology”).  LumiCyte hereby represents and warrants, after due inquiry by its directors and officers, that Exhibit 3.1(a) is an accurate and complete list of all LumiCyte Assigned Technology as of the Effective Date.  CBI shall not be estopped from claiming that subject matter owned by or under obligation of assignment to LumiCyte not listed on Exhibit 3.1(a) falls within the definition of “Assigned Technology” and therefore was assigned hereunder.

(b)                                 Subject to the terms and conditions of this Assignment Agreement, MAS hereby irrevocably and without reservation or limitation assigns and conveys to CBI all right, title and interest in, under and to any and all Assigned Technology (including all patent, copyright and trade secret rights with respect thereto) owned by or under obligation of assignment to MAS as of the Effective Date (the “MAS Assigned Technology”).  MAS hereby represents and warrants, after due inquiry by its directors and officers, that Exhibit 3.1(b) is an accurate and complete list of all MAS Assigned Technology as of the Effective Date.  CBI shall not be estopped from claiming that subject matter owned by or under obligation of assignment to MAS not listed on Exhibit 3.1(b) falls within the definition of “Assigned Technology” and therefore was assigned hereunder.

(c)                                  Subject to the terms and conditions of this Assignment Agreement, Hutchens hereby irrevocably and without reservation or limitation assigns to CBI all right, title and interest in, under and to any and all Assigned Technology (including all patent, copyright and trade secret rights with respect thereto) owned by or under obligation of assignment to Hutchens as of the Effective Date (the “Hutchens Assigned Technology”).  Hutchens hereby represents and warrants that Exhibit 3.1(c) is an accurate and complete list of all Hutchens Assigned Technology as of the Effective Date.  CBI shall not be estopped from claiming that subject matter owned by or under obligation of assignment to Hutchens not listed on Exhibit 3.1(c) falls within the definition of “Assigned Technology” and therefore was assigned hereunder.

3.2                                 Transfer.  Within thirty (30) days of the Execution Date, each of LumiCyte, MAS and Hutchens shall transfer and convey to CBI all descriptions of the LumiCyte Assigned Technology, the MAS Assigned Technology and the Hutchens Assigned Technology, respectively, in the form that such descriptions existed as of the Effective Date, and shall retain only one (1) copy of each such description for archival purposes.  Without limiting the foregoing, the descriptions transferred pursuant to this Section 3.2 shall be reasonably sufficient for CBI to apply for patent protection for the inventions described therein.

3.3                                 No Encumbrances.  The assignments pursuant to Section 3.1 shall be free of any and all claims, liens or other encumbrances of any nature whatsoever.

4.                                      WARRANTIES AND REPRESENTATIONS

4.1                                 MAS.  MAS represents and warrants, after due inquiry by its directors and officers, and covenants that:

(a)                                  The execution and delivery of this Assignment Agreement has been duly authorized by all necessary action on the part of MAS (including its board of directors and shareholders, as necessary);

(b)                                 It has the power and authority to execute and deliver this Assignment Agreement and to perform its obligations and grant the rights granted under this Assignment Agreement;

(c)                                  As of the Execution Date, it is not a party to any agreement or arrangement with any Person, or to any obligation or restriction, including pursuant to its Articles of Incorporation or Bylaws, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Assignment Agreement;

(d)                                 As of the Execution Date, MAS is not aware of any action, suit, proceeding, or investigation pending or currently threatened against MAS that questions the validity of this Assignment Agreement, or the right of MAS to enter into and deliver this Assignment Agreement, or to consummate the transactions contemplated hereby; and

(e)                                  As of the Effective Date, there is no MAS Assigned Technology.

4.2                                 LumiCyte.  LumiCyte represents and warrants, after due inquiry by its directors and officers, and covenants that:

(a)                                  The execution and delivery of this Assignment Agreement has been duly authorized by all necessary action on the part of LumiCyte (including its board of directors and shareholders, as necessary);

(b)                                 It has the power and authority to execute and deliver this Assignment Agreement and to perform its obligations and grant the rights granted under this Assignment Agreement;

(c)                                  As of the Execution Date, it is not a party to any agreement or arrangement with any Person, or to any obligation or restriction, including pursuant to its Articles of Incorporation or Bylaws, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Assignment Agreement;

(d)                                 As of the Execution Date and subject to its obligations under Article 3 hereof, it exclusively controls all LumiCyte Assigned Technology, it has the sole right to grant licenses or other rights thereunder, and has not granted any licenses or other rights thereunder to any Person;

(e)                                  As of the Execution Date, it is not aware of any action, suit, proceeding, or investigation pending or currently threatened against LumiCyte that questions the validity of this Assignment Agreement, the rights of LumiCyte to the LumiCyte Assigned Technology, or its right to enter into and deliver this Assignment Agreement, or to consummate the transactions contemplated hereby;

(f)                                    As of the Execution Date, it is not aware of any infringement of or by the LumiCyte Assigned Technology, or any claims by any Person in, under or to the LumiCyte Assigned Technology; and

(g)                                 As of the Effective Date, Ciphergen has not assumed any obligation under the Shimadzu-LumiCyte Agreements.

4.3                                 Hutchens.  Hutchens represents, warrants and covenants that:

(a)                                  He has the power and authority to execute and deliver this Assignment Agreement and to perform his obligations and grant the rights granted under this Assignment Agreement;

(b)                                 As of the Execution Date, he is not a party to any agreement or arrangement with any Person, or to any obligation or restriction which in any way limits or conflicts with his ability to fulfill any of his obligations under this Assignment Agreement;

(c)                                  As of the Execution Date, he is not aware of any action, suit, proceeding, or investigation pending or currently threatened against him that questions the validity of this Assignment Agreement, or his right to enter into and deliver this Assignment Agreement, or to consummate the transactions contemplated hereby; and

(d)                                 As of the Effective Date, there is no Hutchens Assigned Technology.

4.4                                 CBI.  CBI represents and warrants that:

(a)                                  The execution and delivery of this Assignment Agreement has been duly authorized by all necessary action on the part of CBI (including its board of directors and shareholders, as necessary);

(b)                                 It has the power and authority to execute and deliver this Assignment Agreement and to perform its obligations under this Assignment Agreement;

(c)                                  As of the Execution Date, it is not a party to any agreement or arrangement with any Person, or to any obligation or restriction, including pursuant to its Articles of Incorporation or Bylaws, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Assignment Agreement; and

(d)                                 As of the Execution Date, it is not aware of any action, suit, proceeding, or investigation pending or currently threatened against CBI that questions the validity of this Assignment Agreement or its right to enter into and deliver this Assignment Agreement, or to consummate the transactions contemplated hereby.

4.5                                 Disclaimers.   EXCEPT FOR THOSE EXPRESS REPRESENTATIONS AND WARRANTIES IN THIS SETTLEMENT AGREEMENT, THE ASSIGNMENT AGREEMENT, THE EXCLUSIVE LICENSE AGREEMENT OR THE STOCK PURCHASE AGREEMENT, NO PARTY MAKES ANY REPRESENTATION OR WARRANTY, STATUTORY OR OTHERWISE.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING OR MAS’, LUMICYTE’S OR HUTCHENS’ OBLIGATIONS UNDER ARTICLE 5 OF THE SETTLEMENT AGREEMENT, NONE OF MAS, LUMICYTE OR HUTCHENS MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO THE PATENTABILITY, NONINFRINGEMENT, USE OR OTHER APPLICATION OF THE ASSIGNED TECHNOLOGY OR THE LIKELIHOOD OF THE SUCCESS OF ANY RESEARCH, DEVELOPMENT, TESTING, MARKETING OR OTHER UTILIZATION OF THE ASSIGNED TECHNOLOGY.

5.                                      PROTECTION OF PROPERTY RIGHTS

5.1                                 Confidentiality.  Except as provided below, MAS, LumiCyte and Hutchens each agree to keep strictly confidential all information comprising the Licensed MAS Technology, the Baylor Technology, the LumiCyte Assigned Technology, the MAS Assigned Technology and the Hutchens Assigned Technology, and further agrees not to use such information for any purpose.

5.2                                 Exemptions.  The obligations contained in Section 5.1 shall not apply to information that:

(a)                                  is or becomes part of the public domain through no act or omission of MAS, LumiCyte or Hutchens, their employees, agents, successors or assigns;

(b)                                 was lawfully disclosed to MAS, LumiCyte or Hutchens by a Third Party having the right to disclose it; or

(c)                                  is required by court or governmental order, law or regulation to be disclosed, provided, however, that the Party required to disclose such information shall provide CBI with reasonable advance notice of any such proposed disclosure to give CBI a reasonable period of time in which to object to such disclosure.

5.3                                 Rights to Subsequent Technologies.  MAS, LumiCyte and Hutchens shall have no rights in any subsequent discoveries, inventions, and/or technologies resulting from the development of the Baylor Technology, the Licensed MAS Technology or the Assigned Technology by or under authority of CBI.

5.4                                 Patents and other IP Rights.

(a)                                  CBI (itself or through a designee) shall have, at CBI’s sole expense, the sole and exclusive right to (i) file or continue the prosecution of, any U.S. or foreign application for patent or other intellectual property rights with respect to the LumiCyte Assigned Technology, the MAS Assigned Technology and the Hutchens Assigned Technology, and any and all inventions therein, and (ii) to maintain, enforce, defend or otherwise take any other action with respect to any such U.S. or foreign applications or patents or other intellectual property rights issuing thereon.

(b)                                 Without limiting the provisions of Section 3.2 herein, at CBI or its designee’s written request and expense, each of LumiCyte, MAS and Hutchens hereby agrees to, and to cause its officers, directors, and employees to:  (i) as reasonable, execute documents necessary to, or typically filed in the ordinary course of or in connection with, the filing, prosecution, maintenance, protection, interference proceedings, opposition proceedings, or enforcement of patent and other intellectual property rights in and to the LumiCyte Assigned Technology, the MAS Assigned Technology and the Hutchens Assigned Technology (e.g., assignments, powers of attorney, declarations, affidavits, oaths or petitions); and (ii)  be available for and testify (in court, administrative hearing, deposition or otherwise) in connection with the filing, prosecution, maintenance, protection, interference proceedings, opposition proceedings, or enforcement of patent and other intellectual property rights in and to the LumiCyte Assigned Technology, the MAS

Assigned Technology and the Hutchens Assigned Technology, provided that CBI or its designee shall reimburse LumiCyte, MAS or Hutchens, as applicable for its/his expenses and at a reasonable hourly rate for such activities undertaken at CBI or its designee’s request pursuant to this clause (ii).  For clarity, except as otherwise required by applicable law or court of competent jurisdiction, none of LumiCyte, MAS or Hutchens (itself/himself or through others) shall take any action set forth in this Section 5.4(b) unless requested to do so by CBI or its designee in writing.

(c)                                  For clarity, CBI shall bear all costs and expenses incurred after the Execution Date in connection with the filing, prosecution, maintenance, enforcement, defense or other actions taken by CBI with respect to the patent and other intellectual property rights described in this Assignment Agreement.

5.5                                 Use of Baylor, MAS and LumiCyte Names.  CBI shall have no right or license pursuant to this Assignment Agreement to use the names of, trademarks, logos or symbols associated with, or otherwise refer to Baylor, MAS or LumiCyte, their Affiliates or employees in any advertisement, public disclosure, or press release in each case suggesting any endorsement or affiliation between CBI and Baylor, MAS or LumiCyte and their Affiliates without the express written consent in each instance of MAS, in the case Baylor and MAS, or LumiCyte in the case of LumiCyte.  Nothing in this Section 5.5 shall prevent CBI from accurately and appropriately disclosing its rights and obligations under this Assignment Agreement in any press release or other public disclosure; provided, however, that any such disclosure shall be subject to Article 6 of the Settlement Agreement.

6.                                      INDEMNIFICATION

6.1                                 General.  CBI, on the one hand, and each of MAS, LumiCyte and Hutchens, on the other hand, agrees to indemnify and hold harmless the other and such other’s Affiliates and their respective employees, agents, officers, directors and permitted assigns (such Party’s “Indemnified Group”) from and against any claims by any Third Party resulting in the award or payment of any judgments, expenses (including reasonable attorneys’ fees), damages and awards (collectively a “Claim”) arising out of or resulting from (i) a breach of any of the indemnifying Party’s representations, warranties, covenants or obligations hereunder; (ii) the indemnifying Party’s negligence or willful misconduct in the performance of its obligations hereunder; (iii) in the case of

CBI as the indemnifying Party, the research, development, manufacture, promotion, marketing or sale of any Products by or under authority of CBI or its Affiliates; and (iv) in the case of CBI as the indemnifying Party, any breach of the Baylor Agreement caused directly or indirectly by any act or omission of CBI, provided, however, that such obligation to indemnify with respect to such breach of the Baylor Agreement shall be conditioned on CBI’s right to assume control of the defense of any such Claim.  A condition of the obligations in this Section 6.1 is that, whenever a member of a Party’s Indemnified Group has information from which it may reasonably conclude an incident has occurred which could give rise to a Claim, such indemnified Party shall immediately give notice to the indemnifying Party of all pertinent data surrounding such incident and, in the event a Claim is made, all members of the Indemnified Group shall, to the extent reasonable, assist the indemnifying Party and cooperate in the gathering of information with respect to the time, place and circumstances and in obtaining the names and addresses of any injured parties and available witnesses.  No member of the Indemnified Group shall voluntarily make any payment or incur any expense in connection with any such Claim or suit without the prior written consent of the indemnifying Party, which consent shall not be unreasonably withheld.

6.2                                 Shimadzu Claims.  Without limiting Section 6.1 above, LumiCyte shall indemnify and hold harmless Ciphergen and its Affiliates and their respective employees, agents, officers, directors and permitted assigns (each, an “Ciphergen Indemnitee”) from and against any and all claims, actions, suits, or proceedings brought by any of the Shimadzu Entities and all costs, expenses, judgments, settlements or the like (including, without limitation, reasonable attorneys’ fees) against any Ciphergen Indemnitee, arising out of or resulting from (i) any claim that an CBI Indemnitee has any contractual obligation under the Shimadzu-LumiCyte Agreements, or (ii) the performance or non-performance of any CBI Indemnitee of any such obligation.  The CBI Indemnitee subject to any such claims, actions, suits, or proceedings shall reasonably assist LumiCyte, at LumiCyte’s expense; provided, however, that LumiCyte shall have the right to select the attorney(s) to defend any such claim, action, suit or proceeding.  LumiCyte shall not be responsible for any payment, settlement or any expense in connection with any such claim without LumiCyte’s prior written consent, which consent shall not be unreasonably withheld.

7.                                      TERMINATION

Neither this Agreement nor any of the rights granted herein is terminable by any Party for any reason.

8.                                      ASSIGNMENT

8.1                                 General.  This Assignment Agreement may not be assigned by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, either may assign to an entity that succeeds to all or substantially all of the business or assets of such Party relating to this Assignment Agreement whether by sale, merger, operation of law or otherwise, provided that such assignee promptly agrees in writing to be bound by the terms and conditions of this Assignment Agreement.

8.2                                 Effect.  This Assignment Agreement shall be binding upon and inure to the benefit of successors and permitted assigns of the Parties.  Any assignment not in accordance with this Article 8 will be null and void.

9.                                      MISCELLANEOUS

9.1                                 Dispute Resolution.  Article 13 of the Settlement Agreement is incorporated herein by reference.

9.2                                 Independent Contractor.  It is expressly agreed that the Parties shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency.  Except otherwise expressly set forth herein, no Party shall have any authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on another Party, without the prior written consent of the other Party to do so.  All persons employed by a Party shall be employees of such Party and not any other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

9.3                                 Attorneys’ Fees and Costs.  The Parties shall bear their own costs and attorneys’ fees incurred in the Litigation and settlement thereof, including negotiating and execution of this Assignment Agreement.

9.4                                 Notice and Service.  All notices or correspondence to be given pursuant to this Assignment Agreement or relating to this Assignment Agreement shall be served at the following addresses:

All correspondence to CBI shall be mailed to:

Ciphergen Biosystems, Inc.
Attn:  Vice President for Intellectual Property
6611 Dumbarton Circle
Fremont, CA  94555
(510) 505-2100 (tel.)
(510) 505-2101 (fax)

With a copy to:

Keker & Van Nest, LLP
Attn:  Jeffrey R. Chanin, Esq.
710 Sansome Street
San Francisco, CA  94111
(415) 391-5400 (tel.)
(415) 397-7188 (fax)

and

Wilson, Sonsini, Goodrich & Rosati
Attn:  Michael J. O’Donnell, Esq.
650 Page Mill Road
Palo Alto, CA  94304-1050
(650) 493-9300 (tel.)
(650) 493-6811 (fax)

All correspondence to MAS shall be mailed to:

LumiCyte,Inc.
Attn.:  T. William Hutchens
48480 Lakeview Blvd.
Fremont, CA  94538
(510) 226-3990 (tel.)
(510) 226-4901 (fax)

With a copy to:

Thoits, Love, Hershberger & McLean
Attn.:  Gregory Hull, Esq
and Terrence Connor, Esq.
245 Lytton Ave.
Palo Alto, CA  94301
(650) 327-4200 (tel.)

(650) 325-5572 (fax)

and

Ruby & Schofield
Attn.:  Steve Ellenberg, Esq.
125 South Market St.
Suite 1001
San Jose CA  95113
(408) 998-8500 (tel.)
(408) 998-1952 (fax)

9.5                                 Governing Law.  This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to those provisions governing conflicts of law.

9.6                                 Compliance with Laws.  Each Party shall comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this Assignment Agreement.

9.7                                 No Waiver.  Failure of a Party to enforce a right under this Assignment Agreement shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

9.8                                 Severability.  The provisions of this Assignment Agreement are contractual, not mere recitals, and shall be construed severably such that, if any provision or part thereof shall at any time be prohibited by or invalid under applicable law, such provision or part shall remain in force to the fullest extent allowed by law and all other provisions shall remain in full force and effect.

9.9                                 Counterparts.  This Assignment Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and shall be binding and effective immediately upon the execution by all Parties of one or more counterparts.

9.10                           Entire Agreement.  This Assignment Agreement, the Exclusive License Agreement, the Settlement Agreement, the Stock Purchase Agreement, and the MAS Agreements as amended and assigned pursuant to Sections 2.1 through 2.4 of this Assignment Agreement, together with the Exhibits and Schedules to all of the foregoing, constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and supersedes any and all other prior and contemporaneous negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter, including, without limitation, that certain Stipulation for Settlement dated February 21, 2003; provided, however, that the MAS Agreements shall remain in effect as amended and assigned pursuant to Sections 2.1 through 2.4 of this Assignment Agreement.  No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the Parties.

9.11                           Construction and Joint Preparation.

(a)                                  This Assignment Agreement, and the Exclusive License Agreement, the Settlement Agreement and the Stock Purchase Agreement shall be construed together to effectuate the mutual intent of the Parties.

(b)                                 The language in all parts of this Assignment Agreement shall be construed according to its plain and ordinary meaning.  The Parties and their counsel have cooperated in the drafting and preparation of this Assignment Agreement, and this Assignment Agreement therefore shall not be construed against any Party by virtue of its role as the drafter thereof.

(c)                                  No drafts of this Assignment Agreement, or of the Exclusive License Agreement, the Settlement Agreement or the Stock Purchase Agreement, shall be offered by any Party, nor shall any draft be admissible in any proceeding, to explain or construe this Assignment Agreement, the Exclusive License Agreement, the Settlement Agreement or the Stock Purchase Agreement.

(d)                                 The headings contained in this Assignment Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Assignment Agreement.  The Parties acknowledge that each provision of this Assignment Agreement, the Settlement Agreement, the Exclusive License Agreement, and the Stock Purchase Agreement reflects a “meeting of the minds” of the Parties.  No such provision or agreement shall be deemed null and void for lack of the requisite agreement of the Parties.  Each

Party hereby waives any right to challenge the valid and binding nature of any such provision or agreement for lack of requisite agreement, and waives any defense based thereupon.

9.12                           Authority.  The undersigned representative for each Party certifies that he or she is fully authorized by the Party whom he or she represents to enter into the terms and conditions of this Assignment Agreement and to commit fully and bind such Party according to the provisions hereof.

9.13                           Execution.  This Assignment Agreement may be executed by facsimile signature, which shall be an equivalent to an original signature.

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IN WITNESS WHEREOF, the Parties have caused this Assignment Agreement to be executed by their respective duly authorized officers on the Execution Date, each copy of which will for all purposes be deemed to be an original.

MOLECULAR ANALYTICAL SYSTEMS, INC.		CIPHERGEN BIOSYSTEMS, INC.
(On behalf of itself and its wholly-owned subsidiaries, CTI and IllumeSys)

By:	/s/ T. William Hutchens	By:	/s/ William E. Rich
Name:	T. William Hutchens	Name:	William E. Rich
Title:	CEO	Title:	President & CEO

LUMICYTE, INC.		T. WILLIAM HUTCHENS

By:	/s/ T. William Hutchens	/s/ T. William Hutchens
Name:	T. William Hutchens
Title:	CEO

EXHIBIT 3.1(A)

LUMICYTE ASSIGNED TECHNOLOGY

[*]

[*] Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXH 3.1(A)

EXHIBIT 3.1(B)

MAS ASSIGNED TECHNOLOGY

[*]

[*] Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXH 3.1(B)

EXHIBIT 3.1(C)

HUTCHENS ASSIGNED TECHNOLOGY

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[*] Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXH 3.1(C)